Exhibit 99.1

NETSCOUT Reports First Quarter Fiscal Year 2027 Financial Results

- Delivers Strong First Quarter Results Providing Solid Start to the Fiscal Year; Reaffirms Full Year Outlook -

WESTFORD, Mass.– NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of network observability, AIOps, carrier service assurance, cybersecurity, and DDoS attack protection, announced financial results for its first quarter ended June 30, 2026.

Remarks by Anil Singhal, NETSCOUT’s President & Chief Executive Officer:

“We delivered strong first quarter results, providing a solid start to our fiscal year 2027. Performance was driven by our Service Assurance offering, which benefited in part from government-related orders, some of which were received earlier than anticipated. Growth also reflected traction in some of our newest innovations, including our Omnis Sensor and Streamer solutions. Our Cybersecurity revenue was consistent with the prior year against a strong comparison. Together, these underscore how enterprises and service providers continue to rely on NETSCOUT for mission-critical, high-fidelity visibility across increasingly complex digital environments and reflect our continued focus on technology advancements across our portfolio. Additionally, in June, we marked a major milestone in NETSCOUT’s 40-year history of innovation with the issuance of our 750th patent.

“We are reaffirming our fiscal year 2027 outlook as we continue to execute on our strategy to drive revenue, expand margins, and generate solid free cash flow. As customers accelerate adoption of new AI-enabled applications, we are well positioned to deliver the intelligence that strengthens network resilience, improves operational efficiency, and supports confident, data-driven decision-making.”

First Quarter Financial Results: FY2027 compared with FY2026

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Total revenue grew 12.7% to $210.4 million, compared with $186.7 million.
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Product revenue increased 17.8% to $86.0 million, or 41% of total revenue, compared with $73.0 million, or 39%. As of June 30, 2026, total product backlog was $33 million, including $28 million of fulfillable backlog, compared with $31 million and $23 million, respectively, as of June 30, 2025.
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Service revenue increased 9.4% to $124.4 million, or 59% of total revenue, compared with $113.8 million, or 61%.
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GAAP income from operations was $14.5 million, or 6.9% of total revenue. This compares with a GAAP loss from operations of $6.6 million, or negative 3.5% of total revenue.
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Non-GAAP income from operations was $43.7 million, or 20.8% of total revenue, compared with $26.6 million, or 14.2%.

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GAAP net income was $21.8 million, or $0.29 per diluted share, compared with GAAP net loss of $3.7 million, or a loss of $0.05 per diluted share.
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Non-GAAP net income was $38.6 million, or $0.52 per diluted share, compared with $24.7 million, or
$0.34 per diluted share.
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Adjusted EBITDA was $46.9 million, or 22.3 % of total revenue, compared with $29.3 million, or 15.7%.
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A reconciliation of GAAP and non-GAAP results is included in the financial tables below.

As of June 30, 2026, cash, cash equivalents, and short and long-term marketable securities totaled $668.5 million, compared with $705.1 million as of March 31, 2026, primarily reflecting the impact of the previously disclosed acquisition of DigiCert's DDoS attack protection business assets.

Financial Outlook

For fiscal year 2027, NETSCOUT is reaffirming its outlook, reflecting anticipated continued growth and margin expansion:

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Revenue to range from $885.0 million to $915.0 million, implying 4.7% year-over-year growth at the midpoint;
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GAAP net income per diluted share to range from $1.55 to $1.70; and
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Non-GAAP net income per diluted share to range from $2.65 to $2.80, implying 9.9% year-over-year growth at the midpoint.
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A reconciliation between GAAP and non-GAAP fiscal year 2027 outlook is in the financial tables below.

Recent Highlights

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In July, NETSCOUT announced the doubling of Arbor Cloud mitigation capacity to 33 terabits per second, building directly on our May acquisition of DigiCert’s DDoS attack protection business assets. Together, these actions reflect a deliberate strategy to scale Arbor Cloud with greater control, efficiency, and speed by bringing the platform fully in-house, enabling faster and more efficient capacity investment, tighter alignment between infrastructure and threat intelligence, accelerated innovation, and improved margin potential from recurring revenue, while strengthening our ability to deliver resilient, high-performance protection against increasingly complex and large-scale attacks.
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In June, NETSCOUT was awarded its 750th patent for “Systems and Methods for Performing Computer Network Service Chain Analysis.” The patent portfolio covers a broad spectrum of technologies, including packet capture and real-time analysis at carrier and enterprise scale; DDoS attack detection, classification, and automated mitigation; mobile network performance monitoring, 5G service assurance, and radio access network observability; network detection and response; artificial intelligence and machine learning-driven analytics; adaptive threat detection; and smart data that is primed for AI and agentic AI workloads.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its first quarter financial results and full fiscal year 2027 financial outlook:

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August 6, 2026 at 8:30 a.m. ET
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Webcast live at https://ir.netscout.com/investors/overview/default.aspx
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Dial-in to (800) 267-6316, or (203) 518-9783 for international callers, code NTCTQ127.
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To access a replay, call (800) 839-3734, or (402) 220-2976 internationally, available today after 12:00 p.m. ET for approximately one week or listen on NETSCOUT’s website for one year.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States (GAAP), NETSCOUT also reports the following non-GAAP measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted net income per share, and adjusted EBITDA. Non-GAAP gross profit removes expenses related to the amortization of acquired intangible assets, share-based compensation expense, and acquisition-related depreciation expense from gross profit (GAAP). Non-GAAP income from operations includes the aforementioned adjustments related to non-GAAP gross profit and also removes executive transition costs, and restructuring charges from income from operations (GAAP). Non-GAAP operating margin is non-GAAP income from operations expressed as a percentage of revenue. Non-GAAP net income includes the foregoing adjustments related to non-GAAP income from operations and also removes the income tax effects of such adjustments as well as any loss on extinguishment of debt from net income (GAAP). Non-GAAP diluted net income per share is non-GAAP net income divided by total outstanding shares on a diluted basis. Adjusted EBITDA includes the aforementioned adjustments related to non-GAAP net income and also removes interest and other expense, income tax expense, and depreciation from net income (GAAP). Beginning in the third quarter of fiscal year 2026, we have renamed non-GAAP EBITDA from operations to adjusted EBITDA. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not prepared in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (gross profit, income from operations, operating margin, net income, and diluted net income per share), and may have limitations because they do not reflect all NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from, or as a substitute for results prepared in accordance with GAAP. NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) protects the connected world from cyberattacks and performance and availability disruptions through its unique visibility platform and solutions powered by its pioneering deep packet inspection at scale technology. As a leading provider of network observability, AIOps, carrier service assurance, cybersecurity, and Distributed Denial-of-Service (DDoS) attack protection solutions, NETSCOUT serves the world’s largest enterprises, service providers, and public sector organizations. Learn more at www.netscout.com or follow @NETSCOUT on LinkedIn, X, or Facebook.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Examples of forward-looking statements include statements regarding our future financial performance or position, liquidity, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may,” “will,” “anticipate,” “expect,” “believe,” “estimate,” “intend,” “plan,” “should,” “seek,” or other comparable terms. Investors are cautioned that such forward-looking statements in this press release include, without limitation, statements regarding NETSCOUT continuing to execute on its strategy to drive revenue growth, margin expansion, and solid free cash flow, and believes it is well positioned to deliver the intelligence that strengthens network resilience, improves operational efficiency, and supports confident, data-driven decision making; NETSCOUT’s financial outlook and expectations; NETSCOUT’s strategic objectives, plans, commitments, aspirations and goals. Actual results could differ materially from those indicated in the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors, including macroeconomic factors and slowdowns or downturns in economic conditions generally and in the market for advanced networks, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than the Company has, and their strategic response to the Company’s products; the Company’s ability to retain key executives and employees; potential lower than expected demand for the Company’s products and services; and the Company’s ability to recognize the expected gain from its acquisition of the assets of DigiCert, Inc.’s DDoS protection business. The risks included above are not exhaustive. For a more detailed description of the risk factors associated with the Company, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the

Company’s filings with the Securities and Exchange Commission, including but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking information in this press release is as of the date of this press release, and NETSCOUT undertakes no obligation to update such information unless required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. NETSCOUT’s financial guidance is based on estimates and assumptions that are subject to significant uncertainties.

©2026 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

Investor Contact	Media Contact
Scott Dressel, VP, Corporate Finance	Chris Lucas, AVP, Marketing & Corporate Communications
978-614-4000, IR@netscout.com	978-614-4124, Chris.Lucas@netscout.com

NETSCOUT SYSTEMS, INC.

Condensed Consolidated Statements of Operations

(In thousands, except for per share data)

(Unaudited)

	Three Months Ended
	June 30,
	2026	2025
Revenue:
Product	$86,006	$72,993
Service	124,417	113,754
Total revenue	$210,423	$186,747
Cost of revenue:
Product	9,672	11,925
Service	34,818	31,497
Total cost of revenue	$44,490	$43,422
Gross profit	$165,933	$143,325
Operating expenses:
Research and development	42,354	39,789
Sales and marketing	72,751	70,595
General and administrative	25,716	27,857
Amortization of acquired intangible assets	10,610	11,119
Restructuring charges	25	529
Total operating expenses	$151,456	$149,889
Income (loss) from operations	14,477	(6,564)
Interest and other income, net	4,481	3,736
Income (loss) before income tax (benefit) expense	$18,958	$(2,828)
Income tax (benefit) expense	(2,877)	851
Net income (loss)	$21,835	$(3,679)

Basic net income (loss) per share	$0.30	$(0.05)
Diluted net income (loss) per share	$0.29	$(0.05)
Weighted average common shares outstanding used in computing:
Net income (loss) per share - basic	71,812	71,729
Net income (loss) per share - diluted	74,597	71,729

NETSCOUT SYSTEMS, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30,	March 31,
	2026	2026
Assets
Current assets:
Cash, cash equivalents and marketable securities	$629,411	$667,957
Accounts receivable and unbilled costs, net	79,966	151,473
Inventories and deferred costs	20,909	13,321
Prepaid expenses and other current assets	41,972	35,131
Total current assets	$772,258	$867,882
Fixed assets, net	26,158	23,558
Operating lease right-of-use assets	36,026	35,553
Goodwill and intangible assets, net	1,323,326	1,284,887
Long-term marketable securities	39,062	37,188
Other assets	114,008	105,449
Total assets	$2,310,838	$2,354,517
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	23,536	23,492
Accrued compensation	61,162	84,515
Accrued other	14,256	21,667
Deferred revenue and customer deposits	313,327	330,601
Current portion of operating lease liabilities	10,836	9,874
Total current liabilities	$423,117	$470,149
Other long-term liabilities	6,430	6,568
Deferred tax liability	2,189	2,225
Accrued long-term retirement benefits	27,938	28,336
Long-term deferred revenue and customer deposits	158,996	168,261
Operating lease liabilities, net of current portion	29,144	29,718
Total liabilities	$647,814	$705,257
Stockholders' equity:
Common stock	138	136
Additional paid-in capital	3,342,802	3,325,400
Accumulated other comprehensive income	3,893	4,032
Treasury stock, at cost	(1,756,732)	(1,731,396)
Retained earnings	72,923	51,088
Total stockholders' equity	$1,663,024	$1,649,260
Total liabilities and stockholders' equity	$2,310,838	$2,354,517

NETSCOUT SYSTEMS, INC.

Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures

(In thousands, except for per share data)

(Unaudited)

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2026	2025	2026

Revenue	$210,423	$186,747	$203,035

Gross profit (GAAP)	$165,933	$143,325	$159,108
Share-based compensation expense (1)	3,117	3,160	2,176
Amortization of acquired intangible assets (2)	642	550	550
Acquisition related depreciation expense (3)	—	2	2
Non-GAAP gross profit	$169,692	$147,037	$161,836

Income (loss) from operations (GAAP)	$14,477	$(6,564)	$19,588
GAAP operating margin	6.9%	-3.5%	9.6%
Share-based compensation expense (1)	17,965	19,959	12,599
Amortization of acquired intangible assets (2)	11,252	11,669	11,715
Restructuring charges	25	529	25
Acquisition related depreciation expense (3)	—	12	12
Executive transition costs (4)	—	959	—
Non-GAAP income from operations	$43,719	$26,564	$43,939
Non-GAAP operating margin	20.8%	14.2%	21.6%

Net income (loss) (GAAP)	$21,835	$(3,679)	$18,240
Share-based compensation expense (1)	17,965	19,959	12,599
Amortization of acquired intangible assets (2)	11,252	11,669	11,715
Restructuring charges	25	529	25
Acquisition related depreciation expense (3)	—	12	12
Executive transition costs (4)	—	959	—
Income tax adjustments (5)	(12,517)	(4,712)	(4,116)
Non-GAAP net income	$38,560	$24,737	$38,475

Diluted net income (loss) per share (GAAP)	$0.29	$(0.05)	$0.25
Share impact of non-GAAP adjustments identified above	0.23	0.39	0.27
Non-GAAP diluted net income per share	$0.52	$0.34	$0.52

Shares used in computing non-GAAP diluted net income per share	74,597	73,376	74,171

NETSCOUT SYSTEMS, INC.

Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued

(In thousands)

(Unaudited)

		Three Months Ended		Three Months Ended
		June 30,		March 31,
		2026	2025	2026
(1)	Share-based compensation expense included in these amounts is as follows:
	Cost of product revenue	$403	$413	$275
	Cost of service revenue	2,714	2,747	1,901
	Research and development	5,310	5,532	3,843
	Sales and marketing	6,242	6,889	4,412
	General and administrative	3,296	4,378	2,168
	Total share-based compensation expense	$17,965	$19,959	$12,599

(2)	Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
	Cost of product revenue	$372	$550	$550
	Cost of service revenue	270	—	—
	Operating expenses	10,610	11,119	11,165
	Total amortization expense	$11,252	$11,669	$11,715

(3)	Acquisition related depreciation expense included in these amounts is as follows:
	Cost of product revenue	$—	$2	$2
	Research and development	—	8	8
	Sales and marketing	—	2	2
	Total acquisition related depreciation expense	$—	$12	$12

(4)	Executive transition costs included in these amounts is as follows:
	General and administrative	$—	$959	$—
	Total executive transition costs	$—	$959	$—

(5)	Total income tax adjustment included in this amount is as follows:
	Tax effect of non-GAAP adjustments above	$(12,517)	$(4,712)	$(4,116)
	Total income tax adjustments	$(12,517)	$(4,712)	$(4,116)

NETSCOUT SYSTEMS, INC.

Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures -

Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months		Three Months Ended
	June 30,		March 31,
	2026	2025	2026

Net income (loss) (GAAP)	$21,835	$(3,679)	$18,240
Net income (loss) (GAAP) as a % of revenue	10.4%	(2.0)%	9.0%
Share-based compensation expense (1)	17,965	19,959	12,599
Amortization of acquired intangible assets (2)	11,252	11,669	11,715
Restructuring charges	25	529	25
Acquisition related depreciation expense (3)	—	12	12
Executive transition costs (4)	—	959	—
Income tax adjustments (5)	(12,517)	(4,712)	(4,116)
Net income non-GAAP	$38,560	$24,737	$38,475
Interest and other income, net GAAP	(4,481)	(3,736)	(3,758)
Depreciation and amortization excluding amortization of acquired intangible assets and acquisition related-depreciation expense	3,186	2,776	2,496
Income tax expense non-GAAP	9,640	5,563	9,222
Adjusted EBITDA	$46,905	$29,340	$46,435

Adjusted EBITDA as a % of revenue	22.3%	15.7%	22.9%

NETSCOUT SYSTEMS, INC.

Reconciliation of GAAP Financial Outlook to Non-GAAP Financial Outlook

(Unaudited)

(In millions, except net income per share - diluted)

	FY'26	FY'27
Revenue	$859.5	~$885 million to ~$915 million

	FY'26	FY'27
GAAP net income (loss)	$95.5	~$115 million to ~$126 million
Amortization of intangible assets	46.8	~$46 million
Share-based compensation expenses	59.9	~$55 million
Business development & integration expenses	—	~Less than $1 million
Restructuring charges	0.9	—
Executive transition costs	1.0	—
Total adjustments	$108.6	~$102 million
Related impact of adjustments on income tax	(22.1)	(~$20 million)
Non-GAAP net income	$182.0	~$197 million to ~$208 million

GAAP net income (loss) per share (diluted)	$1.30	~$1.55 to ~$1.70
Non-GAAP net income per share (diluted)	$2.48	~$2.65 to ~$2.80

Average weighted shares outstanding (diluted GAAP)	73.4	~74 million to ~75 million
Average weighted shares outstanding (diluted non-GAAP)	73.4	~74 million to ~75 million

**Figures in table may not total due to rounding